Execution Version

AMENDMENT

TO

CUSTODIAN AGREEMENT

THIS AMENDMENT TO CUSTODIAN AGREEMENT (this “Amendment”) is made as of December 4, 2023, by and between U.S. GLOBAL INVESTORS FUNDS, a statutory trust organized under the laws of the state of Delaware (the “Trust”) on behalf of each of the portfolios listed on Appendix A of the Custodian Agreement (each, a “Fund” and collectively, the “Funds”) and BROWN BROTHERS HARRIMAN & CO. (“BBH” or the “Custodian”).

WHEREAS, the parties entered into a Custodian Agreement, dated as of November 1, 1997, as amended, modified and/or supplemented to date (the “Agreement”); and

WHEREAS, in accordance with Section 14.3 of the Agreement, the parties hereby amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

1.	Appendix A to the Agreement is hereby deleted in its entirety and replaced with the Appendix A, attached hereto

2.	This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile transmission or other electronic mail transmission (e.g. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

3.	This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

4.	This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to Custodian Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:
Name:
Title:
Date:

U.S. GLOBAL INVESTORS FUNDS

By:	/s/ Zachary Tackett
Name:	Zachary Tackett
Title:	President
Date:	December 5, 2023

Appendix A

to the Custodian Agreement
between

U.S. GLOBAL INVESTORS FUNDS
and
BROWN BROTHERS HARRIMAN & CO.
Dated November 1, 1997

(Updated as of December 4, 2023)

Following is a list of Funds for which the Custodian shall serve as Custodian pursuant to the terms of the Custodian Agreement:

1.	Gold and Precious Metals Fund
2.	World Precious Minerals Fund
3.	Global Resources Fund
4.	Near-Term Tax-Free Fund
5.	U.S. Government Securities Ultra-Short Bond Fund
6.	Global Luxury Goods Fund (formerly known as Holmes Macro Trends Fund)